EXHIBIT 99.1

Tilray Brands Delivers Record Q2 Fiscal 2024 Net Revenue

Record Q2 Net Revenue of $194 Million, Increases 34% Over the Prior Year Period

Global Cannabis Leader with #1 Market Share in Canada and 31% Growth in Canadian Cannabis Net Revenue, Medical Cannabis Leader in Europe with 55% Growth in International Cannabis Net Revenue

5th Largest Craft Beer Brewer in the U.S.1, Positioned to Become Top 12 Beverage-Alcohol Company with 117% Increase in Beverage Alcohol Net Revenue Over the Prior Year Period

On Track to Achieve $30-$35 Million in Annual Savings related to Integration of HEXO Acquisition

Reiterates Financial Guidance for Fiscal Year 2024

Conference Call to be Held at 8:30 a.m. ET Today

NEW YORK and LEAMINGTON, Ontario, Jan. 09, 2024 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today reported financial results for its second quarter of its fiscal year 2024 ended November 30, 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Financial Highlights – 2024 Fiscal Second Quarter

  Record net revenue of $194 million increased 34% in the second quarter compared to $144 million in the prior year quarter.
  Gross profit increased 11% to $47 million, while adjusted gross profit increased 18% to $52 million in the second quarter. Gross margin was 24% and adjusted gross margin was 27%.
  Cannabis net revenue increased 35% to $67 million in the second quarter compared to $50 million in the prior year quarter.
    Cannabis gross margin was 31% in the second quarter compared to 43% in the prior year quarter. Adjusted cannabis gross margin was 35% compared to 43% in the prior year quarter.
  Beverage alcohol net revenue increased 117% to $47 million in the second quarter from $21 million in the prior year quarter.
    Beverage alcohol gross margin was 34% in the second quarter compared to 47% in the prior year quarter and adjusted gross beverage alcohol margin was 38% in the second quarter compared to 52% in the prior quarter. Excluding the newly acquired brands, adjusted gross margin would have been 55% in the current quarter.
    Beverage alcohol gross profit increased to $16 million in the second quarter from $10 million in the prior year quarter. Adjusted beverage alcohol gross profit increased to $18 million from $11 million in the prior year quarter.
  Distribution net revenue increased 12% to $67 million in the second quarter compared to $60 million in the prior year quarter.
    Distribution gross margin was 11% in the second quarter compared to 13% in the prior year quarter, reflecting a change in product mix.
  Net loss decreased to $46 million in the second quarter compared to net loss of $62 million in the prior year quarter. Net loss per share narrowed to ($0.07) compared to ($0.11) in the prior year quarter.
  Adjusted net loss of $2.7 million in the second quarter. Adjusted loss per share of $(0.00).
  Adjusted EBITDA was $10.1 million in the second quarter compared to $11.0 million in the prior year quarter. The difference was primarily related to the HEXO advisory fee revenue in the prior year quarter along with timing differences in recognizing synergies from operating results after completing acquisitions.
  Achieved $22 million in annualized run-rate savings (and $14 million in actual cash cost savings) as part of the $30 million synergy plan related to the HEXO acquisition.
  Strong financial liquidity position of ~$261 million, consisting of $143 million in cash, including restricted cash of $1.5 million and $116 million in marketable securities.
  Reduced outstanding convertible debt by $127 million compared to the first quarter and a further $18 million subsequent to the end of our second quarter.
  Operating cash flow of $(30) million in the second quarter compared to $29 million in the prior year quarter. The increased cash use was primarily related to the settlement of pre-acquisition liabilities and exit costs assumed in connection with the HEXO acquisition. In addition, the prior year period included the cash collection of $18 million related to the purchase price derivative related to our acquisition of the HEXO convertible notes, which did not recur in the current year.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “Tilray Brands is a major force at the forefront of innovation, disrupting the global CPG industry across medical and adult-use cannabis, wellness foods and snacks, and craft beverages. Our Q2 financial results demonstrate the strength of our brands, our global team, and our diversified growth strategy. We grew revenue, enhanced our capital structure, and realized operating synergies while strengthening Tilray Brands’ position as the #1 cannabis operation and brand portfolio in Canada by sales volume and market share, the European market leader in medical cannabis, and the leader in branded hemp products. We have also emerged as a disruptor in the craft beverage-alcohol industry by assembling a portfolio of highly sought-after brands that are dominating key regions across the U.S. in the Northeast, the Pacific Northwest, and the Southeast. Tilray is now uniquely positioned to become a top 12 beer and alcohol beverage company in the U.S.”

Mr. Simon continued, “Having already demonstrated success in solidifying our brands through products that connect with consumers, we will continue to deploy successful playbooks for growth across our brand portfolio and key regions in the U.S., Canada, and Europe. With each achievement and the support we have garnered from retailers, distributors, and consumers, I am confident that Tilray Brands will continue to lead and advance the global cannabis industry, disrupt the craft beer market, and fuel consumer needs in wellness foods.”

Operating Highlights

Strengthened Operations and Financial Position

  Significantly reduced convertible debt by $127 million of principal of outstanding notes and an additional $18 million subsequent to the quarter ended November 30, 2023, for a total debt reduction of $145 million. The Company intends to continue to opportunistically repurchase additional notes to demonstrate and reinforce its commitment to optimizing its capital structure and enhancing financial flexibility.
  Achieved $22 million in operational synergies and identified an additional $5 million cost savings expected to be realized during the back half of the fiscal year. In aggregate, it is expected that total cost savings related to the HEXO and Truss integration will amount to $30-$35 million in this fiscal year.

Leading Global Cannabis Operations, Brands, and Market Share

  Tilray continues to lead the Canadian cannabis market in revenue, sales volume, and market share with a 12.5% position during the second quarter. The Company led with #1 share in Cannabis Flower, Oils, Concentrates and THC Beverage product categories.
  The HEXO Corp. and Truss Beverage acquisitions together significantly bolstered Tilray’s dominant cannabis position and strengthened low-cost operations and complementary distribution across all Canadian geographies.
  Tilray is focused on growing its leading market share in medical cannabis across Europe and other international markets. This will be accomplished by capitalizing on its unrivaled cultivation and distribution operations and the leadership team’s depth of commercial and regulatory expertise. During the second quarter, the increase in international cannabis revenue was largely driven by expansion into emerging international medical markets.
  In the U.S. today, Tilray does not participate in any cannabis operations and therefore, does not derive any revenue or cash from any cannabis operations in the U.S. The rescheduling of cannabis could open a path for Tilray to leverage its expertise in Canadian and European medical cannabis to distribute medical cannabis in the U.S. In the event of federal cannabis legalization in the U.S., we believe that Tilray is well-positioned to immediately leverage its strong U.S. leadership position and strategic strengths across operations, distribution, and brands to include THC-infused products. We further believe that our MedMen investment in the U.S. will position us to maximize commercial opportunities providing additional revenue opportunities in cannabis.

Growing Leadership Position in CPG and Beverage-Alcohol

  In September 2023, Tilray Brands expanded its beverage portfolio of Sweetwater Brewing Company, Alpine Brewing, Green Flash Brewing, Montauk Brewing, and Breckenridge Distillery by closing on its acquisition of eight beer and beverage brands from Anheuser-Busch (NYSE: BUD). The acquired brands are Shock Top, Breckenridge Brewery, Blue Point Brewing Company, 10 Barrel Brewing Company, Redhook Brewery, Widmer Brothers Brewing, Square Mile Cider Company, and HiBall Energy (the “Craft Acquisition”). These premium craft brands possess strong consumer loyalty and further diversify Tilray’s U.S. beverage-alcohol segment, which more than doubled in Q2, and elevated Tilray to the 5th largest position in the U.S. craft beer market. Tilray Brands now seeks to become a top 12 U.S. beer and alcohol beverage company through a strategic three-pronged approach that consists of a regional brand growth, national brand expansion, and innovation strategy.
  Tilray’s wellness brand, Manitoba Harvest, expanded its brand leadership position in the U.S. and Canada with increased consumption in both the natural and conventional channels. For the remainder of the fiscal year, Manitoba Harvest will seek to expand the Happy Flower™ beverage brand with retail distribution into key markets, focusing on U.S. states with established CBD permissibility and sales momentum in future periods.

Fiscal Year 2024 Guidance

For its fiscal year ending May 31, 2024, the Company is reiterating its adjusted EBITDA target of $68 million to $78 million, representing growth of 11% to 27% as compared to fiscal year 2023. In addition, the Company continues to expect to generate positive adjusted free cash flow.

Management’s guidance for adjusted EBITDA is provided on a non-GAAP basis and excludes transaction expenses, restructuring charges, litigation costs, facility start-up and closure costs, , purchase price accounting step-up, changes in fair value of contingent consideration and other items carried at fair value, non-operating income (expenses), and other non-recurring items that may be incurred during the Company's fiscal year 2024, which the Company will continue to identify as it reports its future financial results. Management’s guidance for adjusted free cash flow is provided on a non-GAAP basis and excludes our growth capex, projected integration costs related to HEXO and the Craft Acquisition, and the cash income taxes related to Aphria Diamond.

The Company cannot reconcile its expected adjusted EBITDA to net income or adjusted free cash flow to operating cash flow under “Fiscal Year 2024 Guidance” without unreasonable effort because of certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Tilray Brands Strategic Growth Actions – 2024 Fiscal Second Quarter

November 2023

  10 Barrel Brewing Co. Launches Revitalized Hopburst IPA Collection
  Redecan Cannabis Launches New Holiday Style Redees
  Crafted for the People: SweetWater's New 'Half-A-Gummie' IPA Meets Consumer Demand for Fruity, Easy-Drinking Beers
  Tilray Brands Expands Cannabis Beverage Portfolio with New THC, CBG and CBD Drink Innovations by Top-Performing Canadian Brands
  Good Supply™ Cannabis Launches 'Get Blitzen’d' Holiday Campaign and New Limited-Edition Products Across Canada
  SweetWater Brewing Company Launches Special-Edition 420 IPA in Partnership With the Georgia Aquarium, One of the Top Aquariums in the World

October 2023

  Blue Point Brewing Announces Cask Ales Festival and New Beer Lineup
  Sweetwater Brewing Company Unveils Fall Craft Beer Lineup
  Celebrating Five Years of Growth: Tilray Brands Reflects on Industry Leadership in Canadian Cannabis and Looks Forward to its Future
  Good Supply, Tilray’s Best-Selling Cannabis Brand, Launches New Sustainability Campaign, ‘Green You Can Feel Good About’, and Debuts New Hemp Packaging
  Tilray Medical Supports New Clinical Trial to Study Medical Cannabis in Glioblastoma Cancer Treatment
  Montauk Releases Major Wave Chaser Double India Pale Ale
  Tilray Brands Closes Transaction Acquiring Eight Beer & Beverage Brands From Anheuser-Busch; Solidifies Leadership Position in U.S. Craft Beer Market

September 2023

  ‘Potently Canadian' Cannabis Brand, CANACA, Launches ‘Let ‘Er Rip’ Campaign
  Tilray’s Best-Selling Beers Make Landfall at Atlantis, Bahamas
  Montauk Brewing Expands Distribution Beyond the Northeast
  Tilray Expands Market Leading Cannabis Portfolio with Launch of New Redecan Products Across Canada

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. Eastern Time. Investors may join the live webcast available on the Investors section of the Company’s website at www.Tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY and TSX: TLRY) is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and well-being through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information on Tilray, visit Tilray Brands, Inc. and follow @tilray on Instagram, Twitter, Facebook, and LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to generate $68-$78 million of Adjusted EBITDA and expectation to be cash-flow positive in its operating business in fiscal year 2024; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities upon U.S. federal legalization; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue and cash and marketable securities. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Historically, we have included lease expenses for leases that were treated differently under IFRS 16 and ASC 842 in the calculation of adjusted EBITDA, aiming to align our definition with industry peers reporting under IFRS. The decision to include these lease expenses in the Company's definition of adjusted EBITDA was based on our efforts to maintain comparability with peers. However, as the Company has continued to diversify, particularly with strategic acquisitions such as the newly acquired beverage alcohol business portfolio, this comparison is no longer relevant, accordingly, we are no longer including this adjustment. Had the Company continued to include lease expenses that were treated differently under IFRS 16 and ASC 842, the impact to adjusted EBITDA would have been $1.1 million and $1.8 million for the three and six months ended November 30, 2023. In comparison, under the previous reconciliation, the impact to adjusted EBITDA would have been $0.7 million and $1.4 million for the three and six months ended November 30, 2022. Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted gross profit, is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin, excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our integration costs related to HEXO and the Craft Acquisition and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Constant currency presentations of revenue are used to normalize the effects of foreign currency. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Contacts:
Media:

Berrin Noorata
news@tilray.com

Investors:

Raphael Gross
203-682-8253
Raphael.Gross@icrinc.com

Consolidated Statements of Financial Position

	November 30,	May 31,
(in thousands of US dollars)	2023	2023
Assets
Current assets
Cash and cash equivalents	$143,373	$206,632
Restricted cash	1,576	-
Marketable securities	116,418	241,897
Accounts receivable, net	90,596	86,227
Inventory	252,702	200,551
Prepaids and other current assets	36,626	37,722
Assets held for sale	736	-
Total current assets	642,027	773,029
Capital assets	615,087	429,667
Operating lease, right-of-use assets	13,551	5,941
Intangible assets	953,419	973,785
Goodwill	2,009,714	2,008,843
Interest in equity investees	4,638	4,576
Long-term investments	8,034	7,795
Convertible notes receivable	74,681	103,401
Other assets	9,406	222
Total assets	$4,330,557	$4,307,259
Liabilities
Current liabilities
Bank indebtedness	$20,181	$23,381
Accounts payable and accrued liabilities	216,898	190,682
Contingent consideration	7,704	16,218
Warrant liability	3,768	1,817
Current portion of lease liabilities	5,043	2,423
Current portion of long-term debt	12,993	24,080
Current portion of convertible debentures payable	128,399	174,378
Total current liabilities	394,986	432,979
Long - term liabilities
Contingent consideration	13,000	10,889
Lease liabilities	69,974	7,936
Long-term debt	169,099	136,889
Convertible debentures payable	123,691	221,044
Deferred tax liabilities	166,454	167,364
Other liabilities	-	215
Total liabilities	937,204	977,316
Commitments and contingencies (refer to Note 19)
Stockholders' equity
Common stock ($0.0001 par value; 1,198,000,000 common shares authorized; 732,907,552 and 656,655,455 common shares issued and outstanding, respectively)	73	66
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	-	-
Additional paid-in capital	5,942,671	5,777,743
Accumulated other comprehensive loss	(38,367)	(46,610)
Accumulated Deficit	(2,536,040)	(2,415,507)
Total Tilray Brands, Inc. stockholders' equity	3,368,337	3,315,692
Non-controlling interests	25,016	14,251
Total stockholders' equity	3,393,353	3,329,943
Total liabilities and stockholders' equity	$4,330,557	$4,307,259

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net revenue	$193,771	$144,136	$49,635	34%	$370,720	$297,347	$73,373	25%
Cost of goods sold	146,362	101,254	45,108	45%	279,115	205,851	73,264	36%
Gross profit	47,409	42,882	4,527	11%	91,605	91,496	109	0%
Operating expenses:
General and administrative	43,313	37,878	5,435	14%	83,829	78,386	5,443	7%
Selling	7,583	9,669	(2,086)	(22)%	14,442	19,340	(4,898)	(25)%
Amortization	21,917	23,995	(2,078)	(9)%	44,142	48,354	(4,212)	(9)%
Marketing and promotion	9,208	8,535	673	8%	17,743	15,783	1,960	12%
Research and development	56	165	(109)	(66)%	135	331	(196)	(59)%
Change in fair value of contingent consideration	300	—	300	0%	(10,807)	211	(11,018)	(5,222)%
Litigation costs, net of recoveries	3,042	2,815	227	8%	5,076	3,260	1,816	56%
Restructuring costs	2,655	8,064	(5,409)	(67)%	3,570	8,064	(4,494)	(56)%
Transaction (income) costs	1,094	3,552	(2,458)	(69)%	9,596	(9,264)	18,860	(204)%
Total operating expenses	89,168	94,673	(5,505)	(6)%	167,726	164,465	3,261	2%
Operating loss	(41,759)	(51,791)	10,032	(19)%	(76,121)	(72,969)	(3,152)	4%
Interest expense, net	(8,625)	(3,107)	(5,518)	178%	(18,460)	(7,520)	(10,940)	145%
Non-operating income (expense), net	821	(18,450)	19,271	(104)%	(3,581)	(51,442)	47,861	(93)%
Loss before income taxes	(49,563)	(73,348)	23,785	(32)%	(98,162)	(131,931)	33,769	(26)%
Income tax (recovery) expense	(3,380)	(11,713)	8,333	(71)%	3,884	(4,502)	8,386	(186)%
Net loss	$(46,183)	$(61,635)	$15,452	(25)%	(102,046)	(127,429)	25,383	(20)%
Net loss per share - basic and diluted	(0.07)	(0.11)	0.04	(41)%	(0.17)	(0.24)	0.07	(30)%

Condensed Consolidated Statements of Cash Flows

	For the six months
	ended November 30,		Change	% Change
(in thousands of US dollars)	2023	2022	2023 vs. 2022
Cash used in operating activities:
Net loss	$(102,046)	$(127,429)	$25,383	(20)%
Adjustments for:
Deferred income tax recovery	(4,042)	(12,941)	8,899	(69)%
Unrealized foreign exchange (gain) loss	(5,604)	2,261	(7,865)	(348)%
Amortization	62,341	67,387	(5,046)	(7)%
(Gain) loss on sale of capital assets	(20)	13	(33)	(254)%
Other non-cash items	(2,623)	10,372	(12,995)	(125)%
Stock-based compensation	16,458	20,136	(3,678)	(18)%
(Gain) loss on long-term investments & equity investments	(412)	1,918	(2,330)	(121)%
Loss on derivative instruments	7,992	18,997	(11,005)	(58)%
Change in fair value of contingent consideration	(10,807)	211	(11,018)	(5,222)%
Change in non-cash working capital:
Accounts receivable	4,524	6,690	(2,166)	(32)%
Prepaids and other current assets	3,764	(7,780)	11,544	(148)%
Inventory	8,669	5,046	3,623	72%
Accounts payable and accrued liabilities	(24,445)	(1,941)	(22,504)	1,159%
Net cash used in operating activities	(46,251)	(17,060)	(29,191)	171%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets, net	(10,011)	(7,537)	(2,474)	33%
Proceeds from disposal of capital and intangible assets	365	2,160	(1,795)	(83)%
Disposal (purchase) of marketable securities, net	125,479	(243,186)	368,665	(152)%
Business acquisitions, net of cash acquired	(60,626)	(24,372)	(36,254)	149%
Net cash provided by (used in) investing activities	55,207	(272,935)	328,142	(120)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	—	129,593	(129,593)	(100)%
Shares effectively repurchased for employee withholding tax	—	(1,189)	1,189	(100)%
Proceeds from long-term debt	32,621	1,288	31,333	2,433%
Repayment of long-term debt	(14,901)	(10,420)	(4,481)	43%
Proceeds from convertible debt	21,553	—	21,553	0%
Repayment of convertible debt	(107,330)	(48,975)	(58,355)	119%
Repayment of lease liabilities	(91)	(1,114)	1,023	(92)%
Net decrease in bank indebtedness	(3,200)	(2,819)	(381)	14%
Net cash provided by (used in) financing activities	(71,348)	66,364	(137,712)	(208)%
Effect of foreign exchange on cash and cash equivalents	709	(2,060)	2,769	(134)%
Net decrease in cash and cash equivalents	(61,683)	(225,691)	164,008	(73)%
Cash and cash equivalents, beginning of period	206,632	415,909	(209,277)	(50)%
Cash and cash equivalents, end of period	$144,949	$190,218	$(45,269)	(24)%

Net Revenue by Operating Segment

	For the three months		For the three months		For the six months		For the six months
(In thousands of U.S. dollars)	November 30, 2023	% of Total Revenue	November 30, 2022	% of Total Revenue	November 30, 2023	% of Total Revenue	November 30, 2022	% of Total Revenue
Cannabis business	$67,114	34%	$49,898	34%	$137,447	37%	$108,468	36%
Distribution business	67,223	35%	60,188	42%	136,380	37%	120,773	41%
Beverage alcohol business	46,505	24%	21,395	15%	70,667	19%	42,049	14%
Wellness business	12,929	7%	12,655	9%	26,226	7%	26,057	9%
Total net revenue	$193,771	100%	$144,136	100%	$370,720	100%	$297,347	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months		For the three months		For the six months		For the six months
	November 30, 2023		November 30, 2022		November 30, 2023		November 30, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Cannabis business	$67,361	35%	$49,898	34%	$138,750	38%	$108,468	36%
Distribution business	64,502	34%	60,188	42%	131,454	36%	120,773	41%
Beverage alcohol business	46,505	24%	21,395	15%	70,667	19%	42,049	14%
Wellness business	13,004	7%	12,655	9%	26,463	7%	26,057	9%
Total net revenue	$191,372	100%	$144,136	100%	$367,334	100%	$297,347	100%

Net Cannabis Revenue by Market Channel

	For the three months		For the three months		For the six months		For the six months
(In thousands of U.S. dollars)	November 30, 2023	% of Total Revenue	November 30, 2022	% of Total Revenue	November 30, 2023	% of Total Revenue	November 30, 2022	% of Total Revenue
Revenue from Canadian medical cannabis	$6,288	9%	$6,365	13%	$12,430	9%	$12,885	12%
Revenue from Canadian adult-use cannabis	72,048	107%	52,390	106%	143,243	104%	110,745	101%
Revenue from wholesale cannabis	4,289	7%	236	0%	9,584	7%	628	1%
Revenue from international cannabis	11,931	18%	7,705	15%	26,183	19%	18,127	17%
Less excise taxes	(27,442)	(41)%	(16,798)	(34)%	(53,993)	(39)%	(33,917)	(31)%
Total	$67,114	100%	$49,898	100%	$137,447	100%	$108,468	100%

Net Cannabis Revenue by Market Channel in Constant Currency

	For the three months		For the three months		For the six months		For the six months
	November 30, 2023		November 30, 2022		November 30, 2023		November 30, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,377	9%	$6,365	13%	$12,687	9%	$12,885	12%
Revenue from Canadian adult-use cannabis	73,021	108%	52,390	106%	146,132	106%	110,745	101%
Revenue from wholesale cannabis	4,338	7%	236	0%	9,796	7%	628	1%
Revenue from international cannabis	11,442	17%	7,705	15%	25,219	18%	18,127	17%
Less excise taxes	(27,817)	(41)%	(16,798)	(34)%	(55,084)	(40)%	(33,917)	(31)%
Total	$67,361	100%	$49,898	100%	$138,750	100%	$108,468	100%

Other Financial Information: Key Operating Metrics

	For the three months		For the six months
	ended November 30,		ended November 30,
(in thousands of U.S. dollars)	2023	2022	2023	2022
Net cannabis revenue	$67,114	$49,898	$137,447	$108,468
Distribution revenue	67,223	60,188	136,380	120,773
Net beverage alcohol revenue	46,505	21,395	70,667	42,049
Wellness revenue	12,929	12,655	26,226	26,057
Cannabis costs	46,472	28,577	96,989	57,438
Beverage alcohol costs	30,513	11,420	41,779	22,269
Distribution costs	60,147	52,495	121,615	107,479
Wellness costs	9,230	8,762	18,732	18,665
Adjusted gross profit (excluding PPA step-up) (1)	52,110	43,989	101,412	93,710
Cannabis adjusted gross margin (excluding PPA step-up) (1)	35%	43%	35%	47%
Beverage alcohol adjusted gross margin (excluding PPA step-up) (1)	38%	52%	44%	52%
Distribution gross margin	11%	13%	11%	11%
Wellness gross margin	29%	31%	29%	28%
Adjusted EBITDA (1)	$10,086	$11,008	$20,820	$23,839
Cash and marketable securities (1) as at the period ended:	259,791	433,504	259,791	433,504
Working capital as at the period ended:	$247,041	$388,200	$247,041	$388,200

Other Financial Information: Gross Margin and Adjusted Gross Margin

	For the three months ended November 30, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$67,114	$46,505	$67,223	$12,929	$193,771
Cost of goods sold	46,472	30,513	60,147	9,230	146,362
Gross profit	20,642	15,992	7,076	3,699	47,409
Gross margin	31%	34%	11%	29%	24%
Adjustments:
Purchase price accounting step-up	2,938	1,763	—	—	4,701
Adjusted gross profit	23,580	17,755	7,076	3,699	52,110
Adjusted gross margin	35%	38%	11%	29%	27%

	For the three months ended November 30, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$49,898	$21,395	$60,188	$12,655	$144,136
Cost of goods sold	28,577	11,420	52,495	8,762	101,254
Gross profit	21,321	9,975	7,693	3,893	42,882
Gross margin	43%	47%	13%	31%	30%
Adjustments:
Purchase price accounting step-up	—	1,107	—	—	1,107
Adjusted gross profit	21,321	11,082	7,693	3,893	43,989
Adjusted gross margin	43%	52%	13%	31%	31%

	For the six months ended November 30, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$137,447	$70,667	$136,380	$26,226	$370,720
Cost of goods sold	96,989	41,779	121,615	18,732	279,115
Gross profit	40,458	28,888	14,765	7,494	91,605
Gross margin	29%	41%	11%	29%	25%
Adjustments:
Purchase price accounting step-up	7,454	2,353	—	—	9,807
Adjusted gross profit	47,912	31,241	14,765	7,494	101,412
Adjusted gross margin	35%	44%	11%	29%	27%

	For the six months ended November 30, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$108,468	$42,049	$120,773	$26,057	$297,347
Cost of goods sold	57,438	22,269	107,479	18,665	205,851
Gross profit	51,030	19,780	13,294	7,392	91,496
Gross margin	47%	47%	11%	28%	31%
Adjustments:
Purchase price accounting step-up	—	2,214	—	—	2,214
Adjusted gross profit	51,030	21,994	13,294	7,392	93,710
Adjusted gross margin	47%	52%	11%	28%	32%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization

	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net loss	$(46,183)	$(61,635)	$15,452	(25)%	$(102,046)	$(127,429)	$25,383	(20)%
Income tax expense	(3,380)	(11,713)	8,333	(71)%	3,884	(4,502)	8,386	(186)%
Interest expense, net	8,625	3,107	5,518	178%	18,460	7,520	10,940	145%
Non-operating income (expense), net	(821)	18,450	(19,271)	(104)%	3,581	51,442	(47,861)	(93)%
Amortization	31,552	33,318	(1,766)	(5)%	62,341	67,387	(5,046)	(7)%
Stock-based compensation	8,201	10,943	(2,742)	(25)%	16,458	20,136	(3,678)	(18)%
Change in fair value of contingent consideration	300	—	300	0%	(10,807)	211	(11,018)	(5,222)%
Purchase price accounting step-up	4,701	1,107	3,594	325%	9,807	2,214	7,593	343%
Facility start-up and closure costs	300	3,000	(2,700)	(90)%	900	4,800	(3,900)	(81)%
Litigation costs, net of recoveries	3,042	2,815	227	8%	5,076	3,260	1,816	56%
Restructuring costs	2,655	8,064	(5,409)	(67)%	3,570	8,064	(4,494)	(56)%
Transaction (income) costs	1,094	3,552	(2,458)	(69)%	9,596	(9,264)	18,860	(204)%
Adjusted EBITDA	$10,086	$11,008	$(922)	(8)%	$20,820	$23,839	$(3,019)	(13)%

Other Financial Information: Adjusted net income (loss) per share

	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
	2023	2022	Change		2023	2022	Change
Net loss attributable to stockholders of Tilray Brands, Inc.	$(49,008)	$(69,463)	$20,455	(29)%	$(120,533)	$(142,945)	$22,412	$(0)
Non-operating income (expense), net	(821)	18,450	(19,271)	(104)%	3,581	51,442	(47,861)	(93)%
Amortization	31,552	33,318	(1,766)	(5)%	62,341	67,387	(5,046)	(7)%
Stock-based compensation	8,201	10,943	(2,742)	(25)%	16,458	20,136	(3,678)	(18)%
Change in fair value of contingent consideration	300	—	300	0%	(10,807)	211	(11,018)	(5,222)%
Facility start-up and closure costs	300	3,000	(2,700)	(90)%	900	4,800	(3,900)	(81)%
Litigation costs, net of recoveries	3,042	2,815	227	8)%	5,076	3,260	1,816	56%
Restructuring costs	2,655	8,064	(5,409)	(67)%	3,570	8,064	(4,494)	(56)%
Transaction (income) costs	1,094	3,552	(2,458)	(69)%	9,596	(9,264)	18,860	(204)%
Adjusted net income (loss)	$(2,685)	$10,679	$(13,364)	(125)%	$(29,818)	$3,091	$(32,909)	(1,065)%
Adjusted net income (loss) per share - basic and diluted	$(0.00)	$0.02	$(0.02)	(121)%	$(0.04)	$0.01	$(0.05)	(899)%

Other Financial Information: Free Cash Flow

	For the three months				For the six months
	ended November 30,		Change	% Change	ended November 30,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net cash used in operating activities	$(30,409)	$29,209	$(59,618)	(204)%	$(46,251)	$(17,060)	$(29,191)	171%
Less: investments in capital and intangible assets, net	(5,836)	(3,840)	(1,996)	52%	(9,646)	(5,377)	(4,269)	79%
Free cash flow	$(36,245)	$25,369	$(61,614)	(243)%	$(55,897)	$(22,437)	$(33,460)	149%
Add: growth CAPEX	3,158	—	3,158	0%	4,845	—	4,845	NM
Add: cash income taxes related to Aphria Diamond	8,502	3,893	4,609	118%	14,216	9,380	4,836	52%
Add: integration costs related to HEXO	6,230	—	6,230	0%	12,145	—	12,145	NM
Adjusted free cash flow	$(18,355)	$29,262	$(47,617)	(163)%	$(24,691)	$(13,057)	$(11,634)	(89)%

1 Expected rankings based on Brewers Association 2022 Annual Report and expected sales volume.